PROXY VOTING RESULTS

A special meeting of Fidelity Intermediate Bond Fund shareholders was held on September 15, 1999. Shareholders of record at the close of business were entitled to vote. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1

To elect as Trustees the following twelve nominees.*

                # OF              % OF
                VOTES CAST         VOTES CAST
RALPH F. COX
Affirmative    7,509,257,042.22   90.253

Withheld       810,974,411.70     9.747

TOTAL          8,320,231,453.92   100.000

PHYLLIS BURKE DAVIS
Affirmative    7,506,231,332.96   90.217

Withheld       814,000,120.96     9.783

TOTAL          8,320,231,453.92   100.000

ROBERT M. GATES
Affirmative    7,504,032,770.58   90.190

Withheld       816,198,683.34     9.810

TOTAL          8,320,231,453.92   100.000

EDWARD C. JOHNSON 3D
Affirmative    7,507,525,603.81   90.232

Withheld       812,705,850.11     9.768

TOTAL          8,320,231,453.92  100.000

E. BRADLEY JONES
Affirmative    7,499,372,595.84   90.134

Withheld       820,858,858.08     9.866

TOTAL          8,320,231,453.92  100.000

DONALD J. KIRK
Affirmative    7,511,636,484.25   90.282

Withheld       808,594,969.67     9.718

TOTAL          8,320,231,453.92  100.000

 # OF % OF
 VOTES CAST VOTES CAST
PETER S. LYNCH
Affirmative    7,511,302,034.68   90.278

Withheld       808,929,419.24     9.722

TOTAL          8,320,231,453.92  100.000

WILLIAM O. MCCOY
Affirmative    7,511,311,111.53   90.278

Withheld       808,920,342.39     9.722

TOTAL          8,320,231,453.92  100.000

GERALD C. MCDONOUGH
Affirmative    7,500,473,641.76   90.147

Withheld       819,757,812.16     9.853

TOTAL          8,320,231,453.92  100.000

MARVIN L. MANN
Affirmative    7,511,368,292.01   90.278

Withheld       808,863,161.91     9.722

TOTAL          8,320,231,453.92  100.000

ROBERT C. POZEN
Affirmative    7,508,639,836.16   90.246

Withheld       811,591,617.76     9.754

TOTAL          8,320,231,453.92  100.000

THOMAS R. WILLIAMS
Affirmative    7,501,155,831.96   90.156

Withheld       819,075,621.96     9.844

TOTAL          8,320,231,453.92  100.000

PROPOSAL 2

To ratify the selection of Deloitte & Touche LLP as independent accountants of the fund.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    1,377,931,988.46   84.553

Against        21,506,915.78      1.320

Abstain        230,221,825.25     14.127

TOTAL          1,629,660,729.49   100.000

PROPOSAL 3

To authorize the Trustees to adopt an amended and restated Declaration of Trust.*

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative         6,878,704,796.76   82.675

Against             319,740,789.58     3.843

Abstain             1,121,686,130.62   13.482

TOTAL               8,320,131,716.96   100.000

Broker Non-Votes    99,736.96

PROPOSAL 4

To approve an amended management contract for the fund.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    1,252,658,796.25   76.866

Against        109,758,398.40     6.735

Abstain        267,243,534.84     16.399

TOTAL          1,629,660,729.49   100.000

PROPOSAL 5

To approve an amended sub-advisory agreement with Fidelity Management & Research (U. K.) Inc. for the fund.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    1,245,399,917.79   76.421

Against        111,025,039.29     6.813

Abstain        273,235,772.41     16.766

TOTAL          1,629,660,729.49   100.000

PROPOSAL 6

To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc. for the fund.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    1,240,206,724.24   76.102

Against        113,205,074.30     6.947

Abstain        276,248,930.95     16.951

TOTAL          1,629,660,729.49   100.000

PROPOSAL 7
To eliminate a fundamental investment policy for the fund.
 # OF % OF
 VOTES CAST VOTES CAST
Affirmative    1,197,642,419.03   73.490

Against        146,778,922.49     9.007

Abstain        285,239,387.97     17.503

TOTAL          1,629,660,729.49   100.000

PROPOSAL 8

To amend the fund's fundamental investment limitation concerning diversification to exclude securities of other investment companies from the limitation.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    1,260,483,409.77   77.346

Against        93,064,916.26      5.711

Abstain        276,112,403.46     16.943

TOTAL          1,629,660,729.49   100.000

PROPOSAL 9

To amend the fund's fundamental investment limitation concerning underwriting of securities.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    1,236,185,959.10   75.855

Against        115,864,336.70     7.110

Abstain        277,610,433.69     17.035

TOTAL          1,629,660,729.49   100.000

*DENOTES TRUST-WIDE PROPOSALS AND VOTING RESULTS.